Exhibit 99.1

www.bankrate.com

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 5:00 P.M. Eastern Time

Interactive Dial-In: (877) 809-9810, Passcode 79306800.   International Callers Dial-In: (330) 863-3286, Passcode 79306800(10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE REPORTS Q1 2016 RESULTS; REVENUE GROWTH DRIVEN BY

STRONG PERFORMANCE IN CREDIT CARDS SEGMENT

Company Announces Agreement to Acquire NextAdvisor Business

•	First quarter revenue of $93.3 million, up 5% versus the prior year. Credit Cards segment consumer inquiry revenue up 28% versus first quarter 2015.
•	First quarter GAAP Net Income of $0.3 million, representing earnings per share of $0.00; Adjusted Net Income in the first quarter of $10.9 million, representing adjusted earnings per share of $0.12.
•	First quarter Adjusted EBITDA of $23.3 million, $8.8 million below first quarter 2015:
o	Credit Cards segment Adjusted EBITDA of $25.8 million, approximately flat compared to first quarter 2015.
o	Banking segment Adjusted EBITDA was $5.3 million lower compared to first quarter 2015.
o	Corporate expenses $2.8 million higher versus first quarter 2015.
•

In a separate press release today, the Company announced an agreement to acquire the NextAdvisor business. The acquisition is subject to certain closing conditions including antitrust review, and is expected to close before the end of the second quarter of 2016.

NEW YORK, NY – May 5, 2016  - Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter ended March 31, 2016.

“Bankrate delivered first quarter results, with revenue and Adjusted EBITDA that were above the guidance thresholds provided in February.

“In Credit Cards, we are successfully diversifying how we attract consumers beyond search, with a more intense focus on paid marketing across social, display and direct response TV. The acquisition of the NextAdvisor business accelerates this diversification through its leading position in content marketing, which we plan to quickly extend to CreditCards.com.

“In our Banking segment, we have been successful in implementing our value-based pricing strategy in the mortgage vertical, posting the highest revenue level in 2.5 years.   Leveraging our success in mortgage, we are continuing to test value-based pricing strategies for deposits.  While beneficial, the impact has been muted by continued weakness in bank advertising demand for CDs. In addition, we are investing in our flagship Bankrate.com site with a complete re-design and technology upgrade, expected to go live later this year.

“In our Senior Care vertical, investment in our senior living facility sales team is paying off, as we are adding new communities to our network at a record pace, and by June expect to have fully offset the decline in facilities due to the previously disclosed loss of a significant account in January.

“Notwithstanding this quarter’s financial performance, we are encouraged by recent trends.  We remain laser-focused, executing on our key strategic initiatives and investments towards sustainable growth over the long-term,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.

First Quarter Business Highlights

Credit Cards Segment:

•	Credit Cards launched a new direct response television (“DRTV”) campaign featuring CreditCards.com as “The Credit Card Experts”.
•

Credit Cards partnered with Capital One Bank to successfully launch a new API for real-time, pre-qualified Capital One credit card offers through our CardMatch tool.  In March, we debuted this partnership with Capital One at South by Southwest (SXSW) in Austin, Texas.

•

Credit Cards partnered with MasterCard to simplify the process of selecting a credit card through MasterCard’s Find A Card offering.  The tool empowers consumers and small business owners to find the MasterCard that best fits their needs from more than 100 different cards.

Banking Segment:

•	Mortgage consumer inquiry volume rose 58% versus first quarter 2015 as our value-based pricing initiatives led to higher participation by advertisers.
•	Programmatic ad revenue in the first quarter, supported by a new team and new technology capabilities, has already surpassed full year 2015 programmatic ad revenue.

Senior Care Segment:

•	Consumer inquiries sent to communities increased 22% compared to first quarter 2015. Consumer reviews of senior living facilities increased by 7% in the quarter from year-end 2015 levels.

Selected Financial Metrics

In millions unless stated otherwise	1Q-16	1Q-15	YoY Growth %

Revenue
Banking	$24.3	$28.2	-13.6%
Credit Cards	63.1	56.8	11.2%
Senior Care	6.2	5.2	19.3%
Other	(0.4)	(1.1)	NM
Total Revenue	$93.3	$89.0	4.8%

Net Income
GAAP	$0.3	$5.0	-94.3%
Adjusted	10.9	15.7	-30.9%

Diluted earnings (loss) per share (EPS)
GAAP	$0.00	$0.05	-100.0%
Adjusted	$0.12	$0.16	-25.0%

Adjusted EBITDA
Banking	$5.3	$10.6	-50.0%
Margin %	21.7%	37.5%
Credit Cards	$25.8	$26.1	-1.1%
Margin %	40.9%	46.0%
Senior Care	$(0.5)	$(0.1)	NM
Margin %	NM	NM
Other	$(7.3)	$(4.5)	NM
Total Adjusted EBITDA	$23.3	$32.1	-27.3%
Margin %	25.0%	36.0%

Financial Highlights

•	Credit Card segment consumer inquiry revenue in the quarter grew 28% year-over-year.
•	Investments in paid marketing for Credit Cards largely offset the impact of the changes in search, previously highlighted in the Company’s full year 2015 earnings call.
•	Banking segment mortgage revenue increased year-over-year for the third consecutive quarter, up 27%.
•	Senior Care consumer inquiry revenue increased 29% compared to the prior year quarter.
•

Higher year-over-year corporate expenses were driven by $1.5 million in interim accounting and consulting costs, with the balance primarily related to previously announced investments in the Company’s finance organization and infrastructure.

•	In the second quarter, the Company completed the $50 million share repurchase program announced in February, purchasing approximately 5.6 million shares.

A  reconciliation of non-GAAP measures can be found at the back of the press release and supplemental information can be found in the “Q1-16 Earnings Call Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

Second Quarter and Full Year 2016 Guidance

For the second quarter of 2016, the Company expects revenue to be between $94 million and $98 million, with Adjusted EBITDA between  $20 million and $22 million.  For full-year 2016, the Company expects revenue to be between $388 million and $400 million, with Adjusted EBITDA between $94 million and $100 million.    The impact of the pending NextAdvisor acquisition, which the Company expects to be accretive to Adjusted EBITDA, is not reflected in either second quarter or full year 2016 guidance.

"First quarter results indicate that the strategic initiatives in each of our segments are producing results. We are excited about the NextAdvisor acquisition, which provides us with a great content marketing platform which we believe will accelerate our growth.  Our path to sustainable growth looks much clearer than it did at the start of the year,” Mr. Esterow added.

May 5, 2016 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 79306800.  International callers should dial: (330) 863-3286 and enter the passcode 79306800.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning May 5, 2016 at 8:00 p.m. ET / 5:00 p.m. PT through May 12, 2016 at 8:00 p.m. ET / 5:00 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 79306800.  International callers should dial (404) 537-3406 and enter the passcode: 79306800.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com, CreditCards.com, and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, CNBC, Investopedia and MarketWatch. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the willingness or interest of banks, lenders, brokers, credit card issuers, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, click-through rates, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites and our ability to diversify the sources from which we obtain visitor traffic to our websites and mobile applications, including without limitation through use of social media channels; changes in the way that search engines display paid and organic search results and the impact of those changes on the number of consumers that visit our online network and the cost of driving consumers to our online network; our dependence on traffic from our partners to produce a significant portion of the company’s revenue and our ability to establish and maintain distribution arrangements; the risk that a condition to closing of the NextAdvisor transaction may not be satisfied, including without limitation antitrust regulatory approval; other risks to consummation of the NextAdvisor transaction, including the risk that the NextAdvisor transaction will not be consummated within the expected time period or at all; the effects of disruption from the announcement of the NextAdvisor transaction or the NextAdvisor transaction itself making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks related to the successful integration of the NextAdvisor business acquired and the ability to realize the expected benefits from such acquisition; risks and uncertainties associated with the NextAdvisor business; the willingness of consumers to accept the Internet and our online network as a medium for obtaining information on financial products or senior care; shift of visitors from desktop to mobile and mobile app environments; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; our ability to successfully execute on our strategies, and the effectiveness of our strategies and investments in our business, including without limitation whether they result in increased revenue or profitability; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; risks relating to the defense or litigation of lawsuits, including the putative securities class action lawsuit currently pending and described in our SEC filings; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the United States Department of Justice investigation relating to our financial reporting during 2012; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau investigation; any delay, or failure to pay, or contractually required reduction in the deferred portion of the purchase price in connection with the sale of the Company’s Insurance business in December 2015; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate or resolve issues that may arise; the effects of any security breach, data breach or cyberattack on our systems, websites or mobile applications, or on our reputation, and the impact of any notification costs or other liability arising from any security breach, data breach or cyberattack on our business; technological changes and our ability to adapt to new or evolving technologies that affect our business environment or operations; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume (whether intentional or not) from our acquisitions; the effect of programmatic advertising platforms on display revenue; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government and interest rate volatility; changes in consumer spending and saving habits; review of our business and operations by regulatory or other governmental authorities; changes in laws and regulations or interpretations of laws and regulations, other changes in the legal and regulatory environment, and the impact of such changes on the operation of our business; any impairment to our goodwill and/or intangible assets; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$204,387	$236,866
Accounts receivable, net of allowance for doubtful accounts of
$215 and $147, respectively	55,013	56,148
Prepaid expenses and other current assets	25,041	27,660
Assets held for sale	947	1,157
Total current assets	285,388	321,831
Furniture, fixtures and equipment, net of accumulated depreciation of
$15,399 and $14,245, respectively	10,742	9,608
Intangible assets, net of accumulated amortization of
$176,938 and $168,613, respectively	197,312	205,758
Goodwill	567,544	567,544
Other assets	22,293	23,127
Total assets	$1,083,279	$1,127,868
Liabilities and stockholders' equity
Liabilities
Accounts payable	$1,360	$10,082
Accrued expenses	28,542	25,574
Deferred revenue and customer deposits	1,381	1,367
Accrued interest payable	2,297	6,890
Other current liabilities	6,179	14,660
Liabilities subject to sale	1,428	1,393
Total current liabilities	41,187	59,966
Deferred income taxes	6,950	7,552
Long term debt, net of unamortized discount	293,881	293,284
Other liabilities	5,707	5,871
Total liabilities	347,725	366,673
Commitments and contingencies
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized
103,292,228 shares and 103,845,310 shares issued,
respectively; 93,077,600 shares and 96,794,018 shares outstanding, respectively	1,034	1,039
Additional paid-in capital	889,162	886,261
Accumulated deficit	(36,702)	(36,985)
Less: Treasury stock, at cost - 10,214,628 shares and 7,051,292 shares, respectively	(117,373)	(88,616)
Accumulated other comprehensive loss	(567)	(504)
Total stockholders' equity	735,554	761,195
Total liabilities and stockholders' equity	$1,083,279	$1,127,868

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2016	2015
Revenue	$93,278	$89,010

Costs and expenses:
Cost of revenue	47,205	41,310
Sales and marketing	4,816	3,973
Product development and technology	6,544	4,904
General and administrative	16,735	15,708
Legal settlements	(851)	-
Acquisition, disposition and related expenses	-	263
Restructuring charges	(34)	-
Changes in fair value of contingent acquisition consideration	(162)	(240)
Depreciation and amortization	9,551	9,462
Total costs and expenses	83,804	75,380
Income from operations	9,474	13,630

Interest and other expenses, net	4,855	5,269

Income before taxes	4,619	8,361
Income tax expense	3,656	3,655
Net income from continuing operations	963	4,706

Net (loss) income from discontinued operations, net of income taxes	(680)	247
Net income	$283	$4,953

Basic net income per share:
Continuing operations	$0.01	$0.05
Discontinued operations	(0.01)	0.00
Basic net income per share	$0.00	$0.05

Diluted net income per share:
Continuing operations	$0.01	$0.05
Discontinued operations	(0.01)	0.00
Diluted net income per share	$0.00	$0.05

Weighted average common shares outstanding:
Basic	92,899,932	98,414,578
Diluted	93,440,754	98,936,296

Net income	283	4,953
Other comprehensive loss, net of tax	(63)	(111)
Comprehensive income	$220	$4,842

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,
	2016	2015
Revenue	$93,278	$89,010

Adjusted EBITDA (1)	$23,309	$32,078
Adjusted EBITDA margin	25.0%	36.0%

Adjusted net income (2)	$10,868	$15,739
Adjusted EPS	$0.12	$0.16

Weighted average common shares outstanding (diluted):	93,440,754	98,936,296

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operations; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges, any impairment charge, restatement-related expenses; purchase accounting adjustments; stock-based compensation; and legal settlements.

Reconciliation of adjusted EBITDA
Net income	$283	$4,953
Interest and other expenses, net	4,855	5,269
Income tax expense	3,656	3,655
Depreciation and amortization	9,551	9,462
Earnings before interest, taxes, depreciation and amortization (EBITDA)	18,345	23,339
Net loss (income) from discontinued operations	680	(247)
Changes in fair value of contingent acquisition consideration	(162)	(240)
Acquisition, disposition and related expenses	-	263
Restatement-related expenses	1,427	4,174
Impact of purchase accounting	-	34
Stock-based compensation (4)	3,904	4,755
Legal settlements	(851)	-
Restructuring charge	(34)	-
Adjusted EBITDA	$23,309	$32,078

(2) Adjusted net income adds back net income (loss) from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges, any impairment charge, restatement-related expenses; purchase accounting adjustments; stock-based compensation; legal settlements; and amortization, net of tax.

Reconciliation of adjusted net income
Net income	$283	$4,953
Net (loss) income from discontinued operations, net of income taxes	680	(247)
Income tax expense	3,656	3,655
Change in fair value of contingent acquisition consideration due to change in estimate (3)	(316)	(945)
Acquisition, disposition and related expenses	-	263
Restatement-related expenses	1,427	4,174
Impact of purchase accounting	-	34
Stock-based compensation (4)	3,904	4,755
Legal settlements	(851)	-
Amortization	9,068	9,160
Restructuring charge	(34)	-
Adjusted income before tax	17,817	25,802
Income tax (5)	6,949	10,063
Adjusted net income	$10,868	$15,739

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$(162)	$(240)
Less: Change in fair value due to passage of time	154	705
Change in fair value of contingent acquisition consideration due to change in estimate	$(316)	$(945)

(4) Stock-based compensation is recorded in the following line items:
Cost of revenue	$428	$479
Sales and marketing	476	652
Product development and technology	744	900
General and administrative	2,256	2,724
Total stock-based compensation expense	$3,904	$4,755

(5) Income tax expense is calculated at 39% for adjusted net income.